Exhibit 10.19.1

FIRST Amendment
to
Loan and security agreement

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 3rd day of December, 2019, but is effective as of November 2, 2019, by and between SILICON VALLEY BANK (“Bank”) and IRIDEX CORPORATION, a Delaware corporation (“Borrower”).

Recitals

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of November 2, 2016 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to extend the Revolving Line Maturity Date and make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1ACCOUNTING AND OTHER TERMS.  Section 1 of the Loan Agreement is hereby amended by inserting the following, appearing following the second sentence therein:

“Notwithstanding any terms in this Agreement to the contrary, for purposes of any financial covenant and other financial calculations in this Agreement (other than for purposes of updating the Borrowing Base) which are made in whole or in part based upon the Availability Amount as of the last day of a particular month, calculations relying on information from a Borrowing Base Report shall be derived from the Borrowing Base Report delivered within thirty (30) days of month end pursuant to Section 6.2(a) (and not, for clarity, any more recent Borrowing Base Report delivered after such period), and the actual delivery date of such Borrowing Base Report shall be deemed to be the last day of the applicable month.”

2.2Overadvances.  Section 2.4 of the Loan Agreement is amended by deleting the reference to “the Default Rate” therein and inserting in lieu thereof “a per annum rate equal to the rate that is otherwise applicable to Advances plus five percent (5.0%)”.

2.3Conditions Precedent to all Credit Extensions.  Subsections (a) and (b) of Section 3.2 of the Loan Agreement are deleted in their entirety and replaced with the following:

(a)timely receipt of the Credit Extension request and any materials and documents required by Section 3.4;

(b)the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

2.4Procedures for Borrowing.  Section 3.4 of the Loan Agreement is deleted in its entirety and replaced with the following:

3.4Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance (other than Advances under Section 2.3) set forth in this Agreement, to obtain an Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Pacific time on the Funding Date of the Advance.  Such notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer.  Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances.  In connection with any such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion.  Bank shall credit proceeds of an Advance to the Designated Deposit Account.  Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.

2.5Full Disclosure.Section 5.11 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

5.11Full Disclosure.No written representation, warranty or other statement of Borrower in any report, certificate, or written statement submitted to the Financial Statement Repository or otherwise submitted to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written reports, written certificates, and written statements submitted to the Financial Statement Repository or otherwise submitted to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the reports, certificates, or written statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

2.6Financial Statements, Reports, Certificates.

(a)Subsection (a) of Section 6.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(a)a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts) (i) no later than Friday of each week when a Streamline Period is not in effect and (ii) within thirty (30) days after the end of each month when a Streamline Period is in effect;

(b)Subsection (d) of Section 6.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(d)as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month in a form reasonably acceptable to Bank (the “Monthly Financial Statements”);

(c)Subsection (g) of Section 6.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(g)(i) at all times that Borrower’s Board of Directors requires Borrower to prepare audited financial statements, as soon as available, and in any event within one hundred eighty (180) days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from Burr Pilger Mayer, Inc. or such other independent certified public accounting firm reasonably acceptable to Bank; and (ii) at all other times, as soon as available, but no later than sixty (60) days following the end of Borrower’s fiscal year, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such fiscal year in a form acceptable to Bank;

(d)Section 6.2 of the Loan Agreement is hereby amended by deleting “and” at the end of Section 6.2(j), replacing the “.” at the end of Section 6.2(k) with “; and”, and by adding Section 6.2(l) to the Loan Agreement immediately after Section 6.2(k) as follows:

(l)Beneficial Ownership Information.  Borrower shall provide Bank with prompt written notice of any changes to the beneficial ownership information set out in the Beneficial Ownership Information Disclosure Form.  Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.

2.7Accounts Receivable.

(a)Subsection (c) of Section 6.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(c)Collection of Accounts.  Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or such other “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”).  Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account.  Subject to Bank’s right to maintain a reserve pursuant to Section 6.3(g), all amounts received in the Cash Collateral Account shall be (i) when a Streamline Period is not in effect, applied to immediately reduce the Obligations under the Revolving Line (unless Bank, in its sole discretion, at times when an Event of Default exists, elects not to so apply such amounts), or (ii) when a Streamline Period is in effect, transferred on a daily basis to Borrower’s operating account with Bank.  Borrower hereby authorizes Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).

(b)Subsection (e) of Section 6.3 of the Loan Agreement is deleted in its entirety and replaced with the following:

(e)Verifications; Confirmations; Credit Quality; Notifications.  Bank may, from time to time, (i) verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account and/or (ii) conduct a credit check of any Account Debtor to approve any such Account Debtor’s credit.

(c)Section 6.3 of the Loan Agreement is hereby amended by inserting the following appearing as subsection (g) thereto:

(g)Reserves.  Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 6.3(c) above (including amounts otherwise required to be transferred to Borrower’s operating account with Bank when a Streamline Period is in effect) as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.

2.8Formation or Acquisition of Subsidiaries.  Section 6.12 of the Loan Agreement is hereby amended by deleting the first sentence leading up to clause (a) therein of such Section and replacing it with the following:

“Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to Division), Borrower shall, at the request of Bank in its sole discretion,”

2.9Online Banking.  Section 6.14 of the Loan Agreement is hereby inserted immediately following Section 6.13:

6.14Online Banking.

(a)Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).

(b)Comply with the terms of Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator.  Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.

2.10Dispositions.Section 7.1 of the Loan Agreement is hereby amended by deleting the first sentence leading up to clause (a) therein of such Section and replacing it with the following:

“Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers”

2.11Changes in Business, Management, Control, or Business Locations.  Section 7.2 of the Loan Agreement is hereby amended by adding the following sentence at the end of such Section:

If Borrower intends to add any new offices or business locations, including warehouses containing in excess of Two Hundred Thousand Dollars ($200,000) of Borrower’s assets or property, then Borrower will first receive the written consent of Bank (such consent not to be unreasonably withheld), and shall use commercially reasonable efforts to obtain a landlord consent in form and substance satisfactory to Bank.

2.12Mergers or Acquisitions.  Section 7.3 of the Loan Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (the “Target”) (including, without limitation, by the formation of any Subsidiary or pursuant to a Division) (an “Acquisition”), except that (i) a Subsidiary may merge or consolidate into another Subsidiary or into Borrower and (ii) Borrower and its Subsidiaries may consummate any Permitted Acquisition.

2.13Power of Attorney.  Section 9.2 of the Loan Agreement is deleted in its entirety and replaced with the following:

9.2Power of Attorney.

Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable following the occurrence of an Event of Default, to:  (a) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits.  Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and the Loan Documents have been terminated.  Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and the Loan Documents have been terminated.

2.14Definitions.

(a)The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety and replaced with the following:

“Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.”

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.  For purposes of the definition of Eligible Accounts, Affiliate shall include a Specified Affiliate.”

“Borrowing Base” is eighty percent (80%) of Eligible Accounts, provided that the portion of the Borrowing Base comprised of Eligible Foreign Accounts shall not exceed fifty percent (50%) of the Borrowing Base, as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report); provided, however, that Bank has the right to decrease the foregoing percentages in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value, and Bank will endeavor to provide Borrower notice of such changes, provided that the failure to do so shall not give rise to any liability to Bank.

“Eligible Accounts” means Accounts owing to Borrower which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3, that have been, at the option of Bank, confirmed in accordance with Section 6.3(e) of this Agreement, and are due and owing from Account Debtors deemed creditworthy by Bank in its good faith business judgment, and Bank will endeavor to provide Borrower notice of such changes, provided that the failure to do so shall not give rise to any liability to Bank.  Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment.  Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:

(a)Accounts (i) for which the Account Debtor is Borrower’s Affiliate, officer, employee, investor, or agent, or (ii) that are intercompany Accounts;

(b)Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;

(c)Accounts with credit balances over ninety (90) days from invoice date;

(d)Accounts owing from an Account Debtor if fifty percent (50%) or more of the Accounts owing from such Account Debtor have not been paid within ninety (90) days of invoice date;

(e)Accounts owing from an Account Debtor (i) which does not have its principal place of business in the United States except for Eligible Foreign Accounts;

(f)Accounts billed from and/or payable to Borrower outside of the United States (sometimes called foreign invoiced accounts);

(g)Accounts in which Bank does not have a first priority, perfected security interest under all applicable laws;

(h)Accounts billed and/or payable in a Currency other than Dollars

(i)Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(j)Accounts with or in respect of accruals for marketing allowances, incentive rebates, price protection, cooperative advertising and other similar marketing credits, unless otherwise approved by Bank in writing;

(k)Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(l)Accounts with customer deposits and/or with respect to which Borrower has received an upfront payment, to the extent of such customer deposit and/or upfront payment;

(m)Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(n)Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(o)Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(p)Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(q)Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(r)Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(s)Accounts for which the Account Debtor has not been invoiced;

(t)Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(u)Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond ninety (90) days (including Accounts with a due date that is more than ninety (90) days from invoice date);

(v)Accounts arising from chargebacks, debit memos or other payment deductions taken by an Account Debtor;

(w)Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);

(x)Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding (whether voluntary or involuntary), or becomes insolvent, or goes out of business;

(y)Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);

(z)Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25.0%) of all Accounts (but only to the extent of the amounts that exceed that percentage), unless Bank approves in writing; and

(aa)Accounts for which Bank in its good faith business judgment determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices.

“Revolving Line Maturity Date” is January 1, 2020.

(b)The following new defined terms are hereby inserted alphabetically in Section 13.1:

“Administrator” is an individual that is named:

(a)as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and

(b)as an Authorized Signer of Borrower in an approval by the Board.

“Beneficial Ownership Information Disclosure Form” means the form attached hereto as Exhibit E.

“Borrowing Base Report” is that certain report of the value of certain Collateral in the form specified by Bank to Borrower from time to time.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Specified Affiliate” is any Person (a) more than ten percent (10.0%) of whose aggregate issued and outstanding equity or ownership securities or interests, voting, non-voting or both, are owned or held directly or indirectly, beneficially or of record, by Borrower, and/or (b) whose equity or ownership securities or interests representing more than ten percent (10.0%) of such Person’s total outstanding combined voting power are owned or held directly or indirectly, beneficially or of record, by Borrower.

(c)The defined term “Transaction Report” and its definition set forth in Section 13.1 of the Loan Agreement is deleted in its entirety, and all occurrences of and references to such term in the Loan Agreement are hereby deleted and replaced by the defined term “Borrowing Base Report” as defined herein.

2.15Exhibit B (Compliance Statement).  The Compliance Statement appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Statement attached hereto as Schedule A.

2.16Exhibit D (Transaction Report).  The Transaction Report (as defined in the Loan Agreement until the date of this Amendment) appearing as Exhibit D to the Loan Agreement is deleted in its entirety and replaced with the following: “Exhibit D – Intentionally Omitted”.

2.17Exhibit E (Beneficial Ownership Information Disclosure Form).  The Loan Agreement is hereby amended by adding a new Exhibit E (Beneficial Ownership Information Disclosure Form) to the Loan Agreement in the form attached hereto as Schedule B.  All references in the Loan Agreement to the Beneficial Ownership Information Disclosure Form shall be deemed to refer to the Beneficial Ownership Information Disclosure Form attached hereto as Schedule B.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of the Effective Date, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.Effectiveness.  This Amendment shall be deemed effective as of November 2, 2019 upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of (i) a fully-earned, non-refundable amendment fee in an amount equal to Six Thousand Two Hundred Fifty Dollars ($6,250) and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment, and (c) the due execution and delivery to Bank of the Beneficial Ownership Information Disclosure Form.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Sheetal Kapani
Name:	Sheetal Kapani
Title:	Vice President

BORROWER

IRIDEX CORPORATION

By:	/s/ Romeo R. Dizon
Name:	Romeo R. Dizon
Title:	VP of Finance

[Signature Page to First Amendment to Loan and Security Agreement]

Schedule A

EXHIBIT B

COMPLIANCE STATEMENT

TO:	SILICON VALLEY BANK	Date: [ ]

FROM:	IRIDEX CORPORATION

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes, and (ii) with respect to unaudited financial statements, for the absence of footnotes, subject to year-end audit adjustments.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Statement	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited if required by Board) + CC	FYE within 180 days if audited; FYE within 60 days if company prepared	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Detailed general ledger report	Monthly within 30 days and with each Advance	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Borrowing Base Report

Monthly within 30 days if Streamline Period in effect or no Obligations under the Revolving Line are outstanding; weekly if Streamline Period is not in effect or Obligations under the Revolving Line are outstanding; and with each Advance

Yes No
Board Projections	Within the later of 30 days of Board approval or FYE, and as updated	Yes No

Streamline Period	Applies
Net Cash > $3,500,000 for prior 2 calendar months	Yes
Net Cash < $3,500,000 for prior 2 calendar months	No

Other Matters

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

Schedule B

EXHIBIT E

BENEFICIAL OWNERSHIP INFORMATION DISCLOSURE FORM

Company: IRIDEX CORPORATION, a Delaware corporation

1.Is the Company any of the following:

(i)

a public company or an issuer of securities that are registered with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934 or that is required to file reports under Section 15(d) of that Act;

(ii)	an investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940;
(iii)	an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940; or
(iv)	a pooled investment vehicle operated or advised by a regulated financial institution (including an SEC-registered investment adviser)?

Yes ☒  No☐

If yes, skip to signature.  If no, continue to 2:

2.Is the Company a pooled investment vehicle that is not operated or advised by a regulated financial institution?

Yes ☐  No☐

If yes, skip to 4 below.  If no, continue to 3:

3.Does any individual, directly or indirectly (for example, if applicable, through such individual’s equity interests in the Company’s parent entity), through any contract, arrangement, understanding, relationship or otherwise, own 25% or more of the equity interests of the Company:

                                                         Yes ☐  No☐

If yes, complete the following information.  If no, continue to 4 below.

	Name	Date of birth	Residential address	For US Persons, Social Security Number:(non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number,country of issuance, expiration date	Percentage of ownership (if indirect ownership, explain structure)
1
2
3
4

4.Identify one individual with significant responsibility for managing the Company, i.e., an executive officer or senior manager (e.g., Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Managing Member or General Partner) or any other individual who regularly performs similar functions.  If appropriate, an individual listed in Section 1 above may also be listed here.

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date
1

The undersigned hereby certifies, to the best of his or her knowledge, that the information set out in this Beneficial Ownership Information Disclosure Form is true, complete and correct.

Date:  December 3, 2019

By:	/s/ Romeo R. Dizon
Name:	Romeo R. Dizon
Title:	VP of Finance
Email:	rdizon@iridex.com
Phone:	650-605-8727